UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2006

Mirant Mid-Atlantic, LLC

(Exact name of registrant as specified in charter)

Delaware	N/A	51-2574140
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 30, 2006, Mirant Corporation (“New Mirant”); Mirant Power Purchase, LLC, f/k/a Mirant Oregon, LLC (“MPP”); MC 2005, LLC f/k/a Mirant Corporation (“Old Mirant”); Mirant Mid-Atlantic, LLC (“Mirant Mid-Atlantic”); Mirant Potomac River, LLC (“Mirant Potomac River”); Mirant Chalk Point, LLC (“Mirant Chalk Point”); Mirant Piney Point, LLC (“Mirant Piney Point”); Mirant MD Ash Management, LLC (“Mirant MD Ash Management”);  Mirant Energy Trading, LLC; Mirant Services, LLC; and a trust established pursuant to a Plan Trust Declaration dated January 3, 2006 (“MC Plan Trust”) (collectively the “Mirant Settling Parties”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Potomac Electric Power Company (“PEPCO”); Conectiv Energy Supply, Inc.; Pepco Energy Services, Inc.; Pepco Gas Services, Inc.; Pepco Holdings, Inc.; and Potomac Capital Investment Corporation (collectively the “PEPCO Settling Parties”). Mirant Corporation is the indirect parent company of Mirant Mid-Atlantic. Mirant Potomac River, Mirant Chalk Point, Mirant Piney Point and Mirant MD Ash Management are wholly-owned subsidiaries of Mirant Mid-Atlantic.

The Settlement Agreement relates to litigation arising from Old Mirant’s purchase in 2000 of power generating facilities and other assets from PEPCO, including certain power purchase agreements (“PPAs”) between PEPCO and third parties. Under the terms of the Asset Purchase and Sale Agreement (the “APSA”), Old Mirant and PEPCO entered into a contractual arrangement (the “Back-to-Back Agreement”) with respect to certain PPAs, including PEPCO’s long-term PPAs with Ohio Edison Company (“Ohio Edison”) and Panda-Brandywine L.P. (“Panda”), under which (1) PEPCO agreed to resell to Old Mirant all capacity, energy, ancillary services and other benefits to which it is entitled under those agreements; and (2) Old Mirant agreed to pay PEPCO each month all amounts due from PEPCO to the sellers under those agreements for the immediately preceding month associated with such capacity, energy, ancillary services and other benefits. The Ohio Edison PPA terminated in December 2005 and the Panda PPA runs until October 2021. As of April 30, 2006, the total estimated commitments under the Back-to-Back Agreement were approximately $813 million. As of April 30, 2006, the fair value of the Back-to-Back Agreement recorded in price risk management liabilities in New Mirant’s consolidated balance sheet totaled $430 million, of which $30 million was classified as current.

Old Mirant assigned its rights and obligations under the Back-to-Back Agreement to Mirant Americas Energy Marketing, LP, but guaranteed its performance of those obligations to PEPCO. In the Chapter 11 cases of Old Mirant and certain of its subsidiaries (collectively, the “Mirant Debtors”), PEPCO asserted that an Assignment and Assumption Agreement dated December 19, 2000, (the “Assignment and Assumption Agreement”) that includes as parties PEPCO and various subsidiaries of New Mirant, causes those subsidiaries that are parties to the agreement to be jointly and severally liable to PEPCO for various obligations, including the obligations under the Back-to-Back Agreement. The Mirant Debtors sought to reject the APSA, the Back-to-Back Agreement, and the Assignment and Assumption Agreement, and the rejection motions have not been resolved. Under the terms of the Plan of Reorganization that became effective for Old Mirant, New Mirant, and most of the other Mirant Debtors on January 3, 2006, the obligations under the APSA, the Back-to-Back Agreement and the Assignment and Assumption Agreement are to be performed on an interim basis by MPP, whose performance is guaranteed by New Mirant, while the rejection motions are resolved. For more information concerning this litigation, see “Item 3. Legal Proceedings—PEPCO Litigation” in New Mirant’s Annual Report on Form 10-K for the year ended December 31, 2005. The Settlement Agreement fully resolves the rejection motions, as well as other matters currently disputed between PEPCO and New Mirant and its subsidiaries.

The material terms of the Settlement Agreement are described below:

1.               Old Mirant assumes the APSA and assigns the APSA to MPP, and New Mirant unconditionally guarantees MPP’s performance thereunder.

2.               The obligations under the Back-to-Back Agreement are rejected (subject to Paragraph 6 below) and terminate as of May 31, 2006.

3.               PEPCO receives a claim against Old Mirant in Old Mirant’s bankruptcy proceedings that will result in its receiving common stock of New Mirant and cash having a value, after liquidation of the stock by PEPCO, equal to $520 million. Upon the approval of the Settlement Agreement in the bankruptcy proceedings and that approval order becoming a final order not subject to any appeal, New Mirant will distribute shares to PEPCO to satisfy its claim. New Mirant has no obligation to distribute more than 18 million shares to PEPCO, with the difference between the value of the shares distributed upon liquidation and $520 million to be paid in cash by New Mirant. As of April 30, 2006, approximately 21.4 million shares of New Mirant common stock to be distributed under the Plan of Reorganization have not yet been distributed and have been reserved for distribution with respect to claims that are disputed and have not been resolved. The shares to be distributed to PEPCO on its claim under the Settlement Agreement will be drawn from these shares reserved for disputed claims.

The shares are to be distributed to PEPCO in two distributions, the first totaling 13.5 million shares and the second to be determined by New Mirant after the Settlement Agreement becomes effective so as to produce upon liquidation total net proceeds from both share distributions as near to $520 million as possible, subject to the overall cap on the shares to be distributed of 18 million shares.

Upon the final distribution of the shares to PEPCO, New Mirant expects to recognize a gain related to the settlement of the Back-to-Back Agreement. The amount of the gain will reflect the recorded price risk management liabilities for the Back-to-Back Agreement in the consolidated balance sheet at that date reduced by the amount of cash required to be paid by New Mirant in order for PEPCO to receive the $520 million required under the Settlement Agreement. Thus, until the final distribution of the shares to PEPCO, the amount of the estimated gain is impacted by changes in the fair value of the Back-to-Back Agreement, the number of common shares distributed to PEPCO and the proceeds received by PEPCO from its liquidation of the common shares.

4.               If the settlement is approved in the bankruptcy proceedings and that order is appealed, New Mirant will make an interim payment of $70 million to PEPCO to be applied to the distribution to be received by PEPCO under the Settlement Agreement. If the approval order is stayed pending appeal before the interim payment of $70 million is made, that payment will be made once the approval order becomes final or the stay is lifted, and the overall distribution to PEPCO will increase by an amount equal to 4% simple interest per annum on $70 million from the date the Settlement Agreement is approved in the bankruptcy proceedings until the $70 million is paid. If the amount received by PEPCO from the liquidation of the shares distributed to it on its claim plus any cash payments made by New Mirant exceeds $520 million, PEPCO will pay New Mirant the difference.

5.               Unless the Back-to-Back Agreement is assumed under Paragraph 6 below, PEPCO will refund to MPP all payments received under the Back-to-Back Agreement for energy, capacity or other services delivered after May 31, 2006, through the date the Settlement Agreement becomes effective.

6.               If the closing price of New Mirant’s stock is less than $16.00 on four business days in a 20 consecutive business day period, and no distribution of shares has been made by New Mirant to PEPCO, then New Mirant can have the Back-to-Back Agreement assumed and assigned to MPP rather than rejecting it by giving notice to PEPCO within 10 business days. If New Mirant exercises this right, then the $520 million is reduced to $70 million.

If the Back-to-Back Agreement is assumed, New Mirant can distribute shares to PEPCO having a value upon liquidation approximately equal to PEPCO’s prepetition claim against Old Mirant of $28 million. The difference between $70 million and the net proceeds received by PEPCO from the shares is to be paid in cash. If New Mirant has made the initial payment of $70 million,

PEPCO will refund a portion of that $70 million equal to the net proceeds it receives from the liquidation of the stock.

If the Back-to-Back Agreement is assumed under the Settlement Agreement, New Mirant expects to recognize a loss for that portion of the $70 million that is settled in cash. Assuming the $28 million prepetition claim is settled with a portion of the reserved shares, New Mirant would recognize a loss of approximately $42 million.

7.               With respect to the other agreements executed as part of the closing of the APSA (the “Ancillary Agreements”), including the Local Area Support Agreement (“LASA”), and other agreements between PEPCO and subsidiaries of New Mirant, the New Mirant subsidiary that is a party to each agreement will assume the agreement and New Mirant will guaranty that subsidiary’s performance. MPP’s obligations under the APSA do not include any obligations related to the Ancillary Agreements. If the Back-to-Back Agreement is rejected pursuant to the terms of the Settlement Agreement, the Settlement Agreement provides that a future breach of the APSA or any Ancillary Agreement by a party to such agreement will not entitle the non-defaulting party to terminate, suspend performance under, or exercise any other right or remedy under or with respect to any of the remainder of such agreements. If, however, New Mirant elects to have the Back-to-Back Agreement assumed and assigned to MPP under the conditions set out in Paragraph 6 above, then the Settlement Agreement provides that nothing in its terms prejudices any claim by PEPCO that the APSA, the Back-to-Back Agreement, and the Ancillary Agreements constitute a single non-severable agreement, the material breach of which would entitle PEPCO to suspend or terminate its performance thereunder, or any defense of New Mirant and its subsidiaries to such a claim by PEPCO.

PEPCO will release all claims for the costs of transmission upgrades it is implementing as a result of the suspension of operations at Mirant Potomac River’s generating facility in August 2005. For more information concerning these claims, see “Footnote 15. Litigation and Other Contingencies—PEPCO Assertion of Breach of Local Area Support Agreement” to the consolidated financial statements in New Mirant’s Annual Report on Form 10-K for the year ended December 31, 2005.

8.               The PEPCO Settling Parties and the Mirant Settling Parties will release each other from all known claims, including the fraudulent transfer claims brought by Old Mirant and several of its subsidiaries against PEPCO in July 2005. For more information concerning those claims, see “Item 3. Legal Proceedings—PEPCO Litigation” in New Mirant’s Annual Report on Form 10-K for the year ended December 31, 2005.

9.               The Settlement Agreement will not become effective until the order approving the settlement in Old Mirant’s bankruptcy proceedings has become a final order no longer subject to appeal. If an appeal is filed, the parties will continue to perform their obligations under the Back-to-Back Agreement until the appeal is resolved and the approval order has become a final order.

A copy of the Settlement Agreement is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)                               Exhibits

Exhibit No.	Exhibit Name

10.1	Settlement Agreement and Release dated as of May 30, 2006 by and among the Mirant Settling Parties and the PEPCO Settling Parties

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 31, 2006

Mirant Mid-Atlantic, LLC

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)